EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following companies are subsidiaries of Teekay Tankers Ltd. as at December 31, 2013:

	State of Jurisdiction of Incorporation	Proportion of Ownership Interest
1. Alpha VLCC L.L.C.	Marshall Islands	100.0%
2. Americas Spirit L.L.C.	Marshall Islands	100.0%
3. Ashkini Spirit L.L.C.	Marshall Islands	100.0%
4. Australia Spirit L.L.C.	Marshall Islands	100.0%
5. Axel Spirit L.L.C.	Marshall Islands	100.0%
6. Beta VLCC L.L.C.	Marshall Islands	100.0%
7. Donegal Spirit L.L.C.	Marshall Islands	100.0%
8. Erik Spirit L.L.C.	Marshall Islands	100.0%
9. Esther Spirit L.L.C.	Marshall Islands	100.0%
10. Everest Spirit Holding L.L.C.	Marshall Islands	100.0%
11. Falster Spirit Holdings L.L.C.	Marshall Islands	100.0%
12. Galway Spirit L.L.C.	Marshall Islands	100.0%
13. Ganges Spirit L.L.C.	Marshall Islands	100.0%
14. Godavari Spirit L.L.C.	Marshall Islands	100.0%
15. Helga Spirit L.L.C.	Marshall Islands	100.0%
16. Hugli Spirit L.L.C.	Marshall Islands	100.0%
17. Iskmati Spirit L.L.C.	Marshall Islands	100.0%
18. Kanata Spirit Holding L.L.C.	Marshall Islands	100.0%
19. Kareela Spirit Holding L.L.C.	Marshall Islands	100.0%
20. Kaveri Spirit L.L.C.	Marshall Islands	100.0%
21. Kyeema Spirit Holding L.L.C.	Marshall Islands	100.0%
22. Limerick Spirit L.L.C.	Marshall Islands	100.0%
23. Mahanadi Spirit L.L.C.	Marshall Islands	100.0%
24. Matterhorn Spirit L.L.C.	Marshall Islands	100.0%
25. Narmada Spirit L.L.C.	Marshall Islands	100.0%
26. Nassau Spirit Holding L.L.C.	Marshall Islands	100.0%
27. Pinnacle Spirit L.L.C.	Marshall Islands	100.0%
28. Sotra Spirit Holding L.L.C.	Marshall Islands	100.0%
29. Summit Spirit L.L.C.	Marshall Islands	100.0%
30. Teesta Spirit L.L.C.	Marshall Islands	100.0%
31. Yamuna Spirit L.L.C.	Marshall Islands	100.0%
32. Teekay Tankers Holdings Ltd.	Marshall Islands	100.0%
33. VLCC A Investment L.L.C.	Marshall Islands	100.0%
34. VLCC B Investment L.L.C.	Marshall Islands	100.0%
35. Yamuna Spirit L.L.C.	Marshall Islands	100.0%